UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Agrify Corporation

(Exact name of registrant as specified in its charter)

Nevada	30-0943453
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

101 Middlesex Turnpike Suite 6, PMB 326 Burlington, MA	01803
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock, par value $0.001 per share	The NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box.  ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box.  ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates: 333-251616

Securities to be registered pursuant to Section 12(g) of the Act: None

Item 1. Description of the Registrant’s Securities to be Registered.

A description of the common stock of Agrify Corporation, a Nevada corporation (the “Registrant”), to be registered hereunder is contained in the section entitled “Description of Securities” in the prospectus constituting a part of the Registrant’s Registration Statement on Form S-1 (File No. 333-251616), initially filed with the Securities and Exchange Commission on December 22, 2020, as amended from time to time (the “Registration Statement”), which description is incorporated herein by reference. Any form of prospectus or prospectus supplement to the Registration Statement that includes such description and that are filed subsequently to the Registration Statement are hereby also incorporated by reference herein.

Item 2. Exhibits.

Pursuant to the “Instructions as to Exhibits” with respect to Form 8-A, no exhibits are required to be filed because no other securities of the Registrant are registered on The NASDAQ Stock Market LLC and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

AGRIFY CORPORATION

Date: January 26, 2021	By:	/s/ Raymond Chang
	Name:	Raymond Chang
	Title:	Chief Executive Officer

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